Exhibit 10.10

CHARDAN HEALTHCARE ACQUISITION CORP.

2019 OMNIBUS LONG-TERM INCENTIVE PLAN

D-i

Chardan Healthcare Acquisition Corp.
2019 OMNIBUS LONG-TERM INCENTIVE PLAN

SECTION 1
GENERAL

1.1. Purpose. The Chardan Healthcare Acquisition Corp. 2019 Omnibus Long-Term Incentive Plan (the “Plan”) has been established by Chardan Healthcare Acquisition Corp., a Delaware corporation, (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align the interests of Participants with those of the Company’s other stockholders through compensation that is based on the Company’s shares; and thereby promote the long-term financial interest of the Company and the Related Companies including the growth in value of the Company’s shares and enhancement of long-term stockholder return. Capitalized terms in the Plan are defined in Section 2.

1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3. Foreign Participants. In order to assure the viability of Awards granted to Participants who are subject to taxation in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such appendixes, supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan.

1.4. Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 7 (relating to operation and administration).

1.5. History. The Plan was adopted by the Company on September 17, subject to approval by stockholders. To the extent not prohibited by Applicable Laws, Awards which are to use shares of Stock reserved under the Plan that are contingent on the approval by the Company’s stockholders may be granted prior to that meeting contingent on such approval. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the date on which the stockholders approved the Plan.

SECTION 2
Definitions

2.1. “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 7.

2.2. “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3. “Award Agreement” means the written agreement, including an electronic agreement, setting forth the terms and conditions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.4. “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options and Full Value Awards.

2.5. “Board” means the Board of Directors of the Company.

2.6. “Change in Control” means the first to occur of any of the following:

(a)	the consummation of a purchase or other acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, other than an acquisition by a trustee or other fiduciary holding securities under an employee benefit plan or similar plan of the Company or a Related Company), of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally;

(b)	the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction of the Company, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;

(c)	the consummation of any plan of liquidation or dissolution of the Company providing for the sale or distribution of substantially all of the assets of the Company and its Subsidiaries or the consummation of a sale of substantially all of the assets of the Company and its Subsidiaries; or

(d)	at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

2.7. “Code” means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

2.8. “Committee” has the meaning set forth in Section 7.1.

2.9. “Common Stock” or “Stock” means the common stock of the Company.

2.10. “Company” has the meaning set forth in Section 1.1.

2.11. “Consultant” means any natural person engaged as a consultant or advisor by the Company or a Parent or Subsidiary or other Related Company (as determined by the Committee) to render bona fide services to such entity and such services are not in connection with the sale of shares of Stock in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.12. “Director” means a member of the Board.

2.13. “Eligible Individual” means any Employee, Consultant or Director; provided, however, that to the extent required by the Code, an ISO may only be granted to an Employee of the Company or a Parent or Subsidiary. An Award may be granted to an Employee, Consultant or Director, in connection with hiring, retention or otherwise, prior to the date the Employee, Consultant or Director first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the Employee, Consultant or Director first performs such services.

2.14. “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company or a Related Company (as determined by the Committee). Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.15. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16. “Exercise Price” of each Option granted under this Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted.

2.17. “Expiration Date” has the meaning set forth in Section 4.6.

2.18. “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the last previous trading day prior to such date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Stock will be the mean between the high bid and low asked prices for the Common Stock on the last previous trading day prior to such date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)	In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

2.19. A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more conditions, as determined by the Committee.

2.20. An “Incentive Stock Option” or an “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.

2.21. A “Non-Qualified Option or an “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

2.22. An “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Plan may be either an ISO or an NQO as determined in the discretion of the Committee.

2.23. “Outside Director” means a Director of the Company who is not an officer or employee of the Company or the Related Companies.

2.24. “Parent” means a parent corporation within the meaning of Section 424(e) of the Code.

2.25. “Participant” means the holder of an outstanding Award.

2.26. “Performance Measures” means performance goals based on any one or more of the following Company, Subsidiary, operating unit or division performance measures: (i) earnings, including, but not limited to, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share of Stock (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow(s); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels; (xviii) the filing of a new drug application (“NDA”) or the approval of the NDA by the Food and Drug Administration, the achievement of a launch of a new drug, and research and development milestones; (xix) entry into a collaboration, development, joint venture or licensing agreement relating to product candidates or to commercialization of products; and (xx) any combination of any of the foregoing. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders equity and/or shares outstanding, investments or to assets or net assets, and may (but need not) provide for adjustments for restructurings, extraordinary, and any other unusual, non-recurring, or similar changes.

2.27. “Period of Restriction” means the period during which the transfer of shares of Stock are subject to restrictions and therefore, the shares of Stock are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.28. “Plan” has the meaning set forth in Section 1.1.

2.29. “Related Company” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.

2.30. “Securities Act” means the Securities Act of 1933, as amended.

2.31. “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.32. “Termination Date” means the date on which a Participant both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means the date on which the Outside Director’s service as an Outside Director terminates for any reason. If, as a result of a sale or other transaction, the entity for which the Participant performs services ceases to be a Related Company (and such entity is or becomes an entity separate from the Company), the occurrence of such transaction shall be the Participant’s Termination Date. With respect to Awards that constitute deferred compensation subject to Section 409A of the Code, references to the Participant’s termination of employment (including references to the Participant’s employment termination, and to the Participant terminating employment, a Participant’s separation from service, and other similar reference) and references to a Participant’s termination as a Director (including separation from service and other similar references) shall mean the date that the Participant incurs a “separation from service” within the meaning of Section 409A of the Code.

SECTION 3
shares of Stock and plan limits

3.1. Shares of Stock and Other Amounts Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)	Subject to the following provisions of this Section 3.1, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 1,000 shares of Stock (which number includes all shares available for delivery under this Section 3.1(a) since the establishment of the Plan, determined in accordance with the terms of the Plan). Shares of Stock issued by the Company in connection with awards that are assumed or substituted in connection with a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction shall not be counted against the number of shares of Stock that may be issued with respect to Awards under the Plan.

(b)	The aggregate number of shares of Stock that may be delivered pursuant to the Plan as specified in Section 3.1(a) will automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2029, in an amount equal to four percent (4%) of the total number of shares of Stock outstanding on December 31 of the preceding calendar year. Notwithstanding the foregoing, the Committee may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of Shares than provided herein.

(c)	Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under Section 3.1(a) above, regardless of whether the Award is denominated in shares of Stock or cash. Consistent with the foregoing:

(i)	To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or cancelled, or the shares of Stock are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash), such shares of Stock shall not be deemed to have been delivered for purposes of the determination under Section 3.1(a) above.

(ii)	Subject to the provisions of paragraph (i) above, the total number of shares of Stock covered by an Award will be treated as delivered for purposes of this paragraph (b) to the extent payments or benefits are delivered to the Participant with respect to such shares. Accordingly (A) if shares covered by an Award are used to satisfy the applicable tax withholding obligation or Exercise Price, the number of shares held back by the Company to satisfy such withholding obligation or Exercise Price shall be considered to have been delivered; (B) if the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation, including shares of Stock that would otherwise be distributable upon the exercise of the Option), the number of shares tendered to satisfy such Exercise Price shall be considered to have been delivered; and (C) if shares of Stock are repurchased by the Company with proceeds received from the exercise of an option issued under this Plan, the total number of such shares repurchased shall be deemed delivered.

(d)	The shares of Stock with respect to which Awards may be made under the Plan shall be: (i) shares currently authorized but unissued; (ii) to the extent permitted by Applicable Law, shares currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions; or (iii) shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company). The Company may contribute to the subsidiary or trust an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company).

3.2. Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall, in the manner it determines equitable in its sole discretion, adjust Awards to reflect the transactions. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on shares of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price). However, in no event shall this Section 3.2 be construed to permit a modification (including a replacement) of an Option if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code; or (ii) would cause the Option subject to the modification (or cause a replacement Option) to be subject to Section 409A of the Code, provided that the restriction of this clause (ii) shall not apply to any Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.

3.3. Plan Limitations. Subject to Section 3.2, the following additional maximums are imposed under the Plan:

(a)	The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 1,000 shares of Stock (which number includes all shares of Stock available for delivery under this Section 3.3(a) since the establishment of the Plan, determined in accordance with the terms of the Plan); provided, however, that to the extent that shares of Stock not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan; [provided, further, that such limit will automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2029, in an amount equal to four percent (4%) of the total number of shares of Stock outstanding on the date that this Plan is adopted].

(b)	The maximum total annual compensation, including the value of any Awards made pursuant to this Plan (determined as of the date of grant), that may be paid or granted to any one Participant who is a member of the Board but who is not an employee of the Company or a Related Company during any one-year period for service on the Board shall be $500,000 dollars; provided, that, such limit shall be $750,000 during the first year of service for a member of the Board who is not an employee.

(c)	Notwithstanding the provisions of Sections 4.5 and 5.4 of the Plan, the Committee may grant Awards that are not subject to the minimum vesting limitations of Sections 4.5 (with respect to Options) and of Section 5.4 (with respect to Full Value Awards) in certain circumstances as determined by the Committee in its sole discretion.

SECTION 4
OPTIONS

4.1. Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to an Eligible Individual in such amounts as the Administrator, in its sole discretion, will determine. Each Option will be designated in the Award Agreement as either an ISO or an NQO. Notwithstanding a designation for a grant of Options as ISOs, however, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as NQOs. For purposes of this Section 4.1, ISOs will be taken into account in the order in which they were granted, the Fair Market Value of the shares of Stock will be determined as of the time the Option with respect to such shares of Stock is granted, and calculation will be performed in accordance with Section 422 of the Code and Treasury Regulations promulgated thereunder.

4.2. Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the date of grant of the Option, the Exercise Price, the term of the Option, the number of shares of Stock subject to the Option, the exercise restrictions, if any, applicable to the Option, including the dates upon which the Option is first exercisable in whole and/or part, and such other terms and conditions as the Administrator, in its sole discretion, may determine.

4.3. Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof. In the case of an ISO granted to a Participant who, at the time the ISO is granted, owns capital stock representing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the ISO will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

4.4. Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value, if any, of a share of Stock). In addition, in the case of an ISO granted to an Employee who owns capital stock representing more than 10% of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per share Exercise Price will be no less than 110% of the Fair Market Value per share of Stock on the date of grant. Notwithstanding the foregoing provisions of this Section 4.4, Options may be granted with a per share Exercise Price of less than 100% of the Fair Market Value per share of Stock on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

4.5. Minimum Vesting. Notwithstanding the foregoing, and subject to Section 3.3(e), in no event shall an Option granted to any Participant become exercisable or vested prior to the first anniversary of the date on which it is granted (subject to acceleration of exercisability and vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, Change in Control or involuntary termination).

4.6. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

(a)	Subject to the following provisions of this Section 4.8, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 4.8(c), payment may be made as soon as practicable after the exercise).

(b)	Subject to Applicable Law, the full Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee (including shares otherwise distributable pursuant to the exercise of the Option), and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)	Subject to Applicable Law, if shares are publicly traded, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

4.7. No Repricing. Except for either adjustments pursuant to Section 3.2 (relating to the adjustment of shares of Stock), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower Exercise Price. Except as approved by Company’s stockholders, in no event shall any Option granted under the Plan be surrendered to Company in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the Exercise Price of the Option is greater than the then current Fair Market Value of a share of Stock. In addition, no repricing of an Option shall be permitted without the approval of Company’s stockholders if such approval is required under the rules of any stock exchange on which Stock is listed.

SECTION 5
FULL VALUE AWARDS

5.1. Grant of Full Value Award. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Full Value Awards to Eligible Individuals in such amounts as the Administrator, in its sole discretion, will determine.

5.2. Full Value Award Agreement. Each Full Value Award will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of shares of Stock granted, and such other terms and conditions as the Administrator, in its sole discretion, may determine.

5.3. Conditions. A Full Value Award may be subject to one or more of the following, as determined by the Committee:

(a)	The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(b)	The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(c)	The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

5.4. Minimum Vesting.

(a)	Notwithstanding the foregoing, and subject to Section 3.3(e), if a Participant’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Related Companies, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, Change in Control or involuntary termination). The foregoing requirements shall not apply to grants that are a form of payment of earned performance awards or other incentive compensation.

(b)	Notwithstanding the foregoing, and subject to Section 3.3(e), if a Participant’s right to become vested in a Full Value Award is conditioned on the achievement of performance targets or other performance objectives (whether or not related to performance measures and whether or not such Full Value Award is designated as “Performance-Based Compensation”), then the required performance period for determining the achievement of such performance targets or other performance objectives for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, Change in Control or involuntary termination).

SECTION 6
CHANGE IN CONTROL

6.1. Change in Control. Subject to the provisions of Section 3.2 and the authority of the Committee to take the actions permitted pursuant to Section 6.2, the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.

6.2. Committee Actions On A Change in Control. On a Change in Control, if the Plan is terminated by the Company or its successor without provision for the continuation of outstanding Awards hereunder, the Committee may cancel any outstanding Awards in return for cash payment of the current value of the Award, determined with the Award fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price; provided, further, that in the case of an Option, such Option will be cancelled with no payment if, as of the Change in Control, the value of the shares of Stock subject to the Option at the time of the transaction are equal to or less than the Exercise Price. However, in no event shall this Section 6.2 be construed to permit a payment if such payment would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code.

SECTION 7
COMMITTEE

7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist of two or more members of the Board. Unless otherwise provided by the Board, the Compensation Committee of the Board shall serve as the Committee. As a committee of the Board, the Committee is subject to the overview of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by Applicable Law, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

7.2. Selection of Committee. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements and who would meet the requirements of a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

7.3. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals who shall be Eligible Individuals and who, therefore, are eligible to receive Awards under the Plan. The Committee shall have the authority to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, to cancel or suspend Awards, and to accelerate the exercisability or vesting of any Award under circumstances designated by it. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.

(b)	To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and conditions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)	In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to applicable corporate law.

(f)	Notwithstanding any other provision of the Plan, no benefit shall be distributed under the Plan to any person unless the Committee, in its sole discretion, determines that such person is entitled to benefits under the Plan.

7.4. Delegation by Committee. Except to the extent prohibited by Applicable Law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.5. Information to be Furnished to Committee. The Company, Subsidiaries and any applicable Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company, Subsidiaries and any applicable Related Company as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

7.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 8
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee if applicable); and further provided that adjustments pursuant to Section 3.2 shall not be subject to the foregoing limitations of this Section 8; and further provided that the provisions of Section 4.7 (relating to Option repricing) cannot be amended unless the amendment is approved by the Company’s stockholders. Approval by the Company’s stockholders will be required for any material revision to the terms of the Plan, with the Committee’s determination of “material revision” to take into account the exemptions under applicable stock exchange rules. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Section 409A of the Code to become subject to Section 409A of the Code.

SECTION 9
general provisions

9.1. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, the Company shall have no obligation to recognize an exercise of an Option or deliver any shares of Stock or make any other distribution of benefits under the Plan unless such exercise, delivery or distribution complies with all Applicable Laws (including, without limitation, the requirements of the United States Securities Act of 1933 and the securities laws of any other applicable jurisdiction), and the applicable requirements of any securities exchange or similar entity or other regulatory authority with respect to the issue of shares and securities by the Company.

(b)	To the extent that the Plan provides for issuance of share certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by Applicable Law, the By-laws of the Company.

(c)	To the extent provided by the Committee, any Award may be settled in cash rather than shares of Stock.

9.2. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee and subject to Applicable Law, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan (including shares otherwise distributable pursuant to the Award); provided, however, that such shares of Stock under this clause (iii) may be used to satisfy not more than the maximum individual tax rate for the Participant in applicable jurisdiction for such Participant (based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant).

9.3. Grant and Use of Awards. In the discretion of the Committee, an Eligible Individual may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to an Eligible Individual. Subject to Section 4.7 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary or a Related Company). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary or a Related Company, including the plans and arrangements of the Company or a Subsidiary or a Related Company assumed in business combinations. Notwithstanding the provisions of Section 4.4, Options granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary or a Related Company assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the shares of Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award. The provisions of this Section shall be subject to the provisions of Section 9.13.

9.4. Dividends and Dividend Equivalents. An Award (other than an Option) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to shares of Stock subject to the Award; provided, however, that no dividend or dividend equivalents granted in relation to Full Value Awards that are subject to vesting shall be settled prior to the date that such Full Value Award (or applicable portion thereof) becomes vested and is settled. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, will be subject to the Company’s By-laws as well as Applicable Law and further may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in share of Stock equivalents. The provisions of this Section shall be subject to the provisions of Section 9.13.

9.5. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred share of Stock equivalents. Except for Options designated at the time of grant or otherwise as intended to be subject to Section 409A of the Code, this Section 9.5 shall not be construed to permit the deferred settlement of Options, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in Sections (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this Section shall be subject to the provisions of Section 9.13.

9.6. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

9.7. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

9.8. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

9.9. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary or Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by Applicable Law or applicable rules of any stock exchange) by a duly authorized officer of such company.

9.10. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

9.11. Limitation of Implied Rights.

(a)	Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary or Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary or Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary or Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary or Related Company shall be sufficient to pay any benefits to any person.

(b)	The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or Related Company or the right to continue to provide services to the Company or any Subsidiary or Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is registered in the Company’s Register of share of stockholders.

(c)	All Stock and shares issued under any Award or otherwise are to be held subject to the provisions of the Company’s By-laws and each Participant is deemed to agree to be bound by the terms of the Company’s By-laws as they stand at the time of issue of any shares of Stock under the Plan.

9.12. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

9.13. Limitations under Section 409A. The provisions of the Plan shall be subject to the following:

(a)	Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.

(b)	Neither Section 9.3 nor any other provision of the Plan shall be construed to permit the grant of an Option if such action would cause the Option being granted or the option or stock appreciation right being replaced to be subject to Section 409A of the Code, provided that this Section (b) shall not apply to any Option (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.

(c)	Except with respect to an Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code, no Option shall condition the receipt of dividends with respect to an Option on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the Exercise Price of the Option pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).

(d)	The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Section 409A of the Code.

CHARDAN HEALTHCARE ACQUISITION CORP.
2019 OMNIBUS LONG-TERM INCENTIVE PLAN

ISRAELI APPENDIX

This Israeli Appendix (the “Appendix”) to the 2019 Omnibus Long-Term Incentive Plan (as amended from time to time, the “Plan”) of CHARDAN HEALTHCARE ACQUISITION CORP. (the “Company”) shall apply only to Participants (as defined in the Plan) who are, or are deemed to be, residents of the State of Israel for Israeli tax purposes. This Appendix is made pursuant to Section 1.3 of the Plan.

1.	GENERAL

1.1. The Committee, in its discretion, may grant Awards to eligible Participants and shall determine whether such Awards intended to be 102 Awards or 3(9) Awards. Each Award shall be evidenced by an Award Agreement, which shall expressly identify the Award type, and be in such form and contain such provisions, as the Committee shall from time to time deem appropriate.

1.2. The Plan shall apply to any Awards granted pursuant to this Appendix, provided, that the provisions of this Appendix shall supersede and govern in the case of any inconsistency or conflict, either explicit or implied, arising between the provisions of this Appendix and the Plan.

1.3. Unless otherwise defined in this Appendix, capitalized terms contained herein shall have the same meanings given to them in the Plan.

2.	DEFINITIONS.

2.1. “3(9) Award” means any Award representing a right to purchase shares of Common Stock granted by the Company to any Participant who is not an Employee pursuant to Section 3(9) of the Ordinance.

2.2. “102 Award” means any Award intended to qualify (as set forth in the Award Agreement) and which qualifies under Section 102, provided it is settled only in shares of Common Stock.

2.3. “102 Capital Gain Track Award” means any Award granted by the Company to an Employee pursuant to Section 102(b)(2) or (3) (as applicable) of the Ordinance under the capital gain track.

2.4. “102 Non-Trustee Award” means any Award granted by the Company to an Employee pursuant to Section 102(c) of the Ordinance without a Trustee.

2.5. “102 Ordinary Income Track Award” means any Award granted by the Company to an Employee pursuant to Section 102(b)(1) of the Ordinance under the ordinary income track.

2.6. “102 Trustee Awards” means, collectively, 102 Capital Gain Track Awards and 102 Ordinary Income Track Awards.

2.7. “Affiliate” means, for purpose of 102 Trustee Award, an “employing company” within the meaning and subject to the conditions of Section 102(a) of the Ordinance.

2.8. “Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange, over-the-counter market or trading system on which the common stock of the Company are then traded or listed.

2.9. “Controlling Stockholder” means as to such term is defined in Section 32(9) of the Ordinance.

2.10. “Election” as defined in Section 3.2 below.

2.11. “Employee” means an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date of the adoption of this Appendix means (i) an individual employed by an Israeli company being an Affiliate, and (ii) an individual who is serving and is engaged personally (and not through an entity) as an “office holder” by an Affiliate, excluding, in any event, Controlling Stockholders).

2.12. “ITA” means the Israel Tax Authority.

2.13. “Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961, including the Rules and any other regulations, rules, orders or procedures promulgated thereunder, as may be amended or replaced from time to time.

2.14. “Required Holding Period” as defined in Section 3.5.1 below.

2.15. “Rules” means the Income Tax Rules (Tax Reliefs in Stock Issuance to Employees) 5763-2003.

2.16. “Section 102” means Section 102 of the Ordinance.

2.17. “Trust Agreement” means the agreement to be signed between the Company, an Affiliate and the Trustee for the purposes of Section 102.

2.18. “Trustee” means the trustee appointed by the Company’s Board of Directors and/or by the Committee to hold the Awards and approved by the ITA.

2.19. “Withholding Obligations” as defined in Section 5.5 below.

3.	102 AWARDS

3.1. Tracks. Awards granted pursuant to this Section 3 are intended to be granted as either 102 Capital Gain Track Awards or 102 Ordinary Income Track Awards. 102 Trustee Awards shall be granted subject to the special terms and conditions contained in this Section 3 and the general terms and conditions of the Plan, except for any provisions of the Plan applying to Awards under different tax laws or regulations.

3.2. Election of Track. Subject to Applicable Law, the Company may grant only one type of 102 Trustee Award at any given time to all Participants who are to be granted 102 Trustee Awards pursuant to this Appendix, and shall file an election with the ITA regarding the type of 102 Trustee Award it elects to grant before the date of grant of any 102 Trustee Award (the “Election”). Such Election shall also apply to any other securities received by any Participant as a result of holding the 102 Trustee Awards. The Company may change the type of 102 Trustee Award that it elects to grant only after the expiration of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by Applicable Law. Any Election shall not prevent the Company from granting 102 Non-Trustee Awards.

3.3. Eligibility for Awards. Subject to Applicable Law, 102 Awards may only be granted to Employees. Such 102 Awards may either be granted to a Trustee or granted under Section 102 without a Trustee.

3.4. 102 Award Grant Date.

(a) Each 102 Award will be deemed granted on the date determined by the Committee, subject to the provisions of the Plan, provided that (i) the Participant has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to any 102 Trustee Award, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA.

(b) Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of the Plan and this Appendix or an amendment to the Plan or this Appendix, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of the Plan and this Appendix or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, and such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into any Award Agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Award Agreement. Nevertheless, this 30-day period may be waived subject to a special tax ruling to be obtained from the ITA and pursuant to its terms, or may not apply to any exchange of equity pursuant to a special tax ruling and its terms.

3.5. 102 Trustee Awards.

(a) Each 102 Trustee Award, each share of Common Stock issued pursuant to the grant, exercise or vesting of any 102 Trustee Award and any rights granted thereunder, shall be allocated or issued to and registered in the name of the Trustee and shall be held in trust or controlled by the Trustee (pursuant to an approval from the ITA) for the benefit of the Participant for the requisite period prescribed by the Ordinance or such longer period as set by the Committee (the “Required Holding Period”). In the event that the requirements under Section 102 to qualify an Award as a 102 Trustee Award are not met, then the Award may be treated as a 102 Non-Trustee Award or 3(9) Award (as determined by the Company), all in accordance with the provisions of the Ordinance. After the expiration of the Required Holding Period, the Trustee may release such 102 Trustee Awards and any such shares of Common Stock, provided that (i) the Trustee has received an acknowledgment from the ITA that the Participant has paid any applicable taxes due pursuant to the Ordinance, or (ii) the Trustee and/or the Company and/or the Affiliate withhold(s) all applicable taxes and compulsory payments due pursuant to the Ordinance arising from the 102 Trustee Awards and/or any shares of Common Stock issued upon exercise or (if applicable) vesting of such 102 Trustee Awards. The Trustee shall not release any 102 Trustee Awards or shares of Common Stock issued upon exercise or (if applicable) vesting thereof, or any rights received with respect to such Awards, prior to the payment in full of the Participant’s tax and compulsory payments arising from such 102 Trustee Awards and/or shares of Common Stock or the withholding referred to in (ii) above.

(b) Each 102 Trustee Award shall be subject to the relevant terms of the Ordinance, the Rules and any determinations, rulings or approvals issued by the ITA, which shall be deemed an integral part of the 102 Trustee Awards and shall prevail over any term contained in the Plan, this Appendix or the Award Agreement that is not consistent therewith. Any provision of the Ordinance, the Rules and any determinations, rulings or approvals by the ITA not expressly specified in the Plan, this Appendix or Award Agreement that are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Participant. The Participant granted a 102 Trustee Award shall comply with the Ordinance and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. The Participant shall execute any and all documents that the Company and/or the Affiliate and/or the Trustee determine from time to time to be necessary in order to comply with the Ordinance and the Rules.

(c) During the Required Holding Period, the Participant shall not release from trust or sell, assign, transfer or give as collateral, the shares of Common Stock issuable upon the exercise or (if applicable) vesting of a 102 Trustee Award and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale, release or other action occurs during the Required Holding Period it may result in adverse tax consequences to the Participant under Section 102 and the Rules, which shall apply to and shall be borne solely by such Participant. Subject to the foregoing, the Trustee may, pursuant to a written request from the Participant, but subject to the terms of the Plan and this Appendix, release and transfer such shares of Common Stock to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes and compulsory payments required to be paid upon the release and transfer of the shares of Common Stock, and confirmation of such payment has been received by the Trustee and the Company, and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, any agreement governing the shares of Common Stock, the Plan, this Appendix, the Award Agreement and any Applicable Law.

(d) If a 102 Trustee Award is exercised or (if applicable) vested, the shares of Common Stock issued upon such exercise or (if applicable) vesting shall be issued in the name of the Trustee for the benefit of the Participant, or shall be deposited with the Trustee, or be subject to the Trustee’s control, if approved by the ITA.

(e) Upon or after receipt of a 102 Trustee Award, if required, the Participant may be required to sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to the Plan, this Appendix, or any 102 Trustee Awards granted to such Participant hereunder.

3.6. 102 Non-Trustee Awards. The foregoing provisions of this Section 3 relating to 102 Trustee Awards shall not apply with respect to 102 Non-Trustee Awards, which shall, however, be subject to the relevant provisions of Section 102 and the applicable Rules. The Committee may determine that 102 Non-Trustee Awards, the shares of Common Stock issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Award and/or any securities issued or distributed with respect thereto, shall be allocated or issued to the Trustee, who shall hold such 102 Non-Trustee Award and all accrued rights thereon (if any) in trust for the benefit of the Participant and/or the Company, as the case may be, until the full payment of tax arising from the 102 Non-Trustee Awards, the shares of Common Stock issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Award and/or any securities issued or distributed with respect thereto. The Company may choose, alternatively, to require the Participant to provide the Company with a guarantee or other security, to the satisfaction of each of the Trustee and the Company, until the full payment of the applicable taxes.

3.7. Written Participant Undertaking. With respect to any 102 Trustee Award, as required by Section 102 and the Rules, by virtue of the receipt of such Award, the Participant is deemed to have undertaken and confirmed in writing the following (and such undertaking is deemed incorporated into any documents signed by the Participant in connection with the employment or service of the Participant and/or the grant of such Award). The following written undertaking shall be deemed to apply and relate to all 102 Trustee Awards granted to the Participant, whether under the Plan and this Appendix or other plans maintained by the Company, and whether prior to or after the date hereof:

(a) The Participant shall comply with all terms and conditions set forth in Section 102 with regard to the “Capital Gain Track” or the “Ordinary Income Track”, as applicable, and the applicable rules and regulations promulgated thereunder, as amended from time to time;

(b) The Participant is familiar with, and understands the provisions of, Section 102 in general, and the tax arrangement under the “Capital Gain Track” or the “Ordinary Income Track” in particular, and its tax consequences; the Participant agrees that the 102 Trustee Awards and shares of Common Stock that may be issued upon exercise or (if applicable) vesting of the 102 Trustee Awards (or otherwise in relation to the Awards), will be held by a trustee appointed pursuant to Section 102 for at least the duration of the “Holding Period” (as such term is defined in Section 102) under the “Capital Gain Track” or the “Ordinary Income Track”, as applicable. The Participant understands that any release of such 102 Trustee Awards or shares of Common Stock from trust, or any sale of the shares of Common Stock prior to the termination of the Holding Period, as defined above, will result in taxation at the marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

(c) The Participant agrees to the trust deed signed between the Company, his employing company and the trustee appointed pursuant to Section 102.

4.	3(9) AWARDS

4.1. Awards granted pursuant to this Section 4 are intended to constitute 3(9) Awards and shall be granted subject to the general terms and conditions of the Plan, except for any provisions of the Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 4 and the other terms of the Plan, this Section 4 shall prevail.

4.2. To the extent required by the Ordinance or the ITA or otherwise deemed by the Committee to be advisable, the 3(9) Awards and/or any shares of Common Stock or other securities issued or distributed with respect thereto granted pursuant to the Plan and this Appendix shall be issued to a trustee nominated by the Committee in accordance with the provisions of the Ordinance. In such event, the trustee shall hold such Awards and/or any shares of Common Stock or other securities issued or distributed with respect thereto in trust, until exercised by the Participant or (if applicable) vested, and the full payment of tax arising therefrom, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will have been entered into between the Company and the trustee. If determined by the Committee, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a Participant may become liable upon issuance of shares of Common Stock, whether due to the exercise or (if applicable) vesting of Awards.

4.3. Shares of Common Stock pursuant to a 3(9) Award shall not be issued, unless the Participant delivers to the Company payment in cash or by bank check or such other form acceptable to the Committee of all withholding taxes due, if any, on account of the Participant acquiring shares of Common Stock under the Award or the Participant provides other assurance satisfactory to the Committee of the payment of those withholding taxes.

5.	AGREEMENT REGARDING TAXES; DISCLAIMER

5.1. If the Committee shall so require, as a condition of exercise of an Award or the release of shares of Common Stock by the Trustee, a Participant shall agree that, no later than the date of such occurrence, the Participant will pay to the Company (or the Trustee, as applicable) or make arrangements satisfactory to the Committee and the Trustee (if applicable) regarding payment of any applicable taxes and compulsory payments of any kind required by Applicable Law to be withheld or paid.

5.2. TAX LIABILITY. ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY AWARDS OR THE EXERCISE THEREOF, THE SALE OR DISPOSITION OF ANY SHARES OF COMMON STOCK GRANTED HEREUNDER OR ISSUED UPON EXERCISE OR (IF APPLICABLE) VESTING OF ANY AWARD, THE ASSUMPTION, SUBSTITUTION, CANCELLATION OR PAYMENT IN LIEU OF AWARDS OR FROM ANY OTHER ACTION IN CONNECTION WITH THE FOREGOING (INCLUDING WITHOUT LIMITATION ANY TAXES AND COMPULSORY PAYMENTS, SUCH AS SOCIAL SECURITY OR HEALTH TAX PAYABLE BY THE PARTICIPANT OR THE COMPANY IN CONNECTION THEREWITH) SHALL BE BORNE AND PAID SOLELY BY THE PARTICIPANT, AND THE PARTICIPANT SHALL INDEMNIFY THE COMPANY, THE AFFILIATE AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PAYMENT OR ANY PENALTY, INTEREST OR INDEXATION THEREON. EACH PARTICIPANT AGREES TO, AND UNDERTAKES TO COMPLY WITH, ANY RULING, SETTLEMENT, CLOSING AGREEMENT OR OTHER SIMILAR AGREEMENT OR ARRANGEMENT WITH ANY TAX AUTHORITY IN CONNECTION WITH THE FOREGOING WHICH IS APPROVED BY THE COMPANY.

5.3. NO TAX ADVICE. THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, EXERCISING OR DISPOSING OF AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE PARTICIPANT ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE PARTICIPANT.

5.4. TAX TREATMENT. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY OR RESPONSIBILITY TO THE EFFECT THAT ANY AWARD SHALL QUALIFY WITH ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT, OR BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR TAX ADVANTAGE OF ANY TYPE AND THE COMPANY SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY AWARD IS EVENTUALLY TREATED FOR TAX PURPOSES, REGARDLESS OF WHETHER THE AWARD WAS GRANTED OR WAS INTENDED TO QUALIFY UNDER ANY PARTICULAR TAX REGIME OR TREATMENT. THIS PROVISION SHALL SUPERSEDE ANY DESIGNATION OF AWARDS OR TAX QUALIFICATION INDICATED IN ANY CORPORATE RESOLUTION OR AWARD AGREEMENT, WHICH SHALL AT ALL TIMES BE SUBJECT TO THE REQUIREMENTS OF APPLICABLE LAW. THE COMPANY DOES NOT UNDERTAKE AND SHALL NOT BE REQUIRED TO TAKE ANY ACTION IN ORDER TO QUALIFY ANY AWARD WITH THE REQUIREMENTS OF ANY PARTICULAR TAX TREATMENT AND NO INDICATION IN ANY DOCUMENT TO THE EFFECT THAT ANY AWARD IS INTENDED TO QUALIFY FOR ANY TAX TREATMENT SHALL IMPLY SUCH AN UNDERTAKING. NO ASSURANCE IS MADE BY THE COMPANY OR THE AFFILIATE THAT ANY PARTICULAR TAX TREATMENT ON THE DATE OF GRANT WILL CONTINUE TO EXIST OR THAT THE AWARD WILL QUALIFY AT THE TIME OF EXERCISE OR DISPOSITION THEREOF WITH ANY PARTICULAR TAX TREATMENT. THE COMPANY AND THE AFFILIATE SHALL NOT HAVE ANY LIABILITY OR OBLIGATION OF ANY NATURE IN THE EVENT THAT AN AWARD DOES NOT QUALIFY FOR ANY PARTICULAR TAX TREATMENT, REGARDLESS WHETHER THE COMPANY COULD HAVE TAKEN ANY ACTION TO CAUSE SUCH QUALIFICATION TO BE MET AND SUCH QUALIFICATION REMAINS AT ALL TIMES AND UNDER ALL CIRCUMSTANCES AT THE RISK OF THE PARTICIPANT. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY TO CONTEST A DETERMINATION OR INTERPRETATION (WHETHER WRITTEN OR UNWRITTEN) OF ANY TAX AUTHORITY, INCLUDING IN RESPECT OF THE QUALIFICATION UNDER ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT. IF THE AWARDS DO NOT QUALIFY UNDER ANY PARTICULAR TAX TREATMENT IT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO THE PARTICIPANT.

5.5. The Company or the Affiliate may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes and compulsory payments which the Trustee, the Company or the Affiliate is required by any Applicable Law to withhold in connection with any Awards (collectively, “Withholding Obligations”). Such actions may include (i) requiring Participants to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations and any other taxes and compulsory payments, payable by the Company in connection with the Award or the exercise or (if applicable) vesting thereof; (ii) subject to Applicable Law, allowing the Participants to provide shares of Common Stock, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding shares of Common Stock otherwise issuable upon the exercise of an Award at a value which is determined by the Committee to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Award by or on behalf of a Participant until all tax consequences arising from the exercise of such Award are resolved in a manner acceptable to the Company.

5.6. Each Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or shares of Common Stock issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

5.7. With respect to 102 Non-Trustee Awards, if the Participant ceases to be employed by the Company or any Affiliate, the Participant shall extend to the Company and/or the Affiliate with whom the Participant is employed a security or guarantee for the payment of taxes due at the time of sale of shares of Common Stock, all in accordance with the provisions of Section 102 and the Rules.

6.	RIGHTS AND OBLIGATIONS AS A STOCKHOLDER

6.1. A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Award until the Participant exercises the Award, pays the exercise price therefor and becomes the record holder of the subject shares of Common Stock. In the case of 102 Awards or 3(9) Awards (if such Awards are being held by a Trustee), the Trustee shall have no rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Award until the Trustee becomes the record holder for such Common Stock for the Participant’s benefit, and the Participant shall not be deemed to be a stockholder and shall have no rights as a stockholder of the Company with respect to the shares of Common Stock covered by the Award until the date of the release of such shares of Common Stock from the Trustee to the Participant and the transfer of record ownership of such shares of Common Stock to the Participant (provided however that the Participant shall be entitled to receive from the Trustee any cash dividend or distribution made on account of the shares of Common Stock held by the Trustee for such Participant’s benefit, subject to any tax withholding and compulsory payment). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date on which the Participant or Trustee (as applicable) becomes the record holder of the shares of Common Stock covered by an Award, except as provided in the Plan.

6.2. With respect to shares of Common Stock issued upon the exercise or (if applicable) vesting of Awards hereunder, any and all voting rights attached to such Common Stock shall be subject to the provisions of the Plan, and the Participant shall be entitled to receive dividends distributed with respect to such shares of Common Stock, subject to the provisions of the Company’s Certificate of Incorporation and By-laws, as amended from time to time, and subject to any Applicable Law (after deduction of all applicable tax payments).

7.	GOVERNING LAW

7.1. This Appendix shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without reference to conflicts of law principles, except that applicable Israeli laws, rules and regulations (as amended) shall apply to any mandatory tax matters arising hereunder.

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